Report of Independent Registered Public Accounting Firm

To the Board of Trustees of MFS Series Trust X and
Shareholders of MFS Emerging Markets Debt Fund

In planning and performing our audit of the financial statements of MFS Emergin g Markets Debt Fund (the Fund)(one of the portfolios comprising MFS Series Trus t X) as of and for the year ended July 31, 2011, in accordance with the standard s of the Public Company Accounting Oversight Board (United States), we considere d the Funds internal control over financial reporting, including controls over s afeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Acc ordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effec tive internal control over financial reporting. In fulfilling this responsibilit y, estimates and judgments by management are required to assess the expected ben efits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the re liability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and p rocedures that (1) pertain to the maintenance of records that, in reasonable det ail, accurately and fairly reflect the transactions and dispositions of the asse ts of the company; (2) provide reasonable assurance that transactions are record ed as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding pre vention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting m ay not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance wi th the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatement s on a timely basis. A material weakness is a deficiency, or a combination of de ficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or in terim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily d isclose all deficiencies in internal control that might be material weaknesses u nder standards established by the Public Company Accounting Oversight Board (Uni ted States). However, we noted no deficiencies in the Funds internal control ove r financial reporting and its operation, including controls over safeguarding se curities that we consider to be a material weakness as defined above as of July 31, 2011.

This report is intended solely for the information and use of management and t he Board of Trustees of MFS Series Trust X and the Securities and Exchange Commi ssion and is not intended to be and should not be used by anyone other than thes e specified parties.

/s/ Ernst & Young LLP

September 16, 2011
Boston, Massachusetts